UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2003

NEW CENTURY FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22633	33-0683629
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California		92612
(Address of Principal Executive Offices)		(Zip Code)

(949) 440-7030

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5.    Other Events

On June 30, 2003, New Century issued a press release regarding its intention to offer a private placement of an expected $175 million of Convertible Senior Notes due 2008. On July 2, 2003, New Century issued a press release announcing the pricing of such offering. Both press releases are filed as exhibits to this current report and are incorporated herein by reference.

Item 7.    Financial Statements and Exhibits

(c)  Exhibits

99.1	Press Release, dated June 30, 2003, issued by New Century Financial Corporation

99.2	Press Release, dated July 2, 2003, issued by New Century Financial Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY FINANCIAL CORPORATION

July 2, 2003	By:	/s/ ROBERT K. COLE
Robert K. Cole Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.
99.1	Press Release, dated June 30, 2003, issued by New Century Financial Corporation

99.2	Press Release, dated July 2, 2003, issued by New Century Financial Corporation